UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A, Amendment No.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-16755 (Commission File Number)	74-6056896 (I.R.S. Employer Identification No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, including Area Code): (303) 708-5959

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On February 28, 2005, Archstone-Smith Trust, a Maryland real estate investment trust (the “Trust”), Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Operating Trust”), R&B Realty Group, a California limited partnership (“R&B”), and the identified property partnerships (“Property Partnerships”) entered into a master agreement (the “Master Agreement”) providing for the acquisition, directly or indirectly, by the Operating Trust of up to 30 apartment communities owned, directly or indirectly, by the Property Partnerships and, except as set forth in the following paragraph, the management of those properties.

      Pursuant to the Master Agreement, we will enter into a master lease agreement with R&B with respect to 15 of the 30 apartment communities. R&B will continue to manage these 15 apartment communities for a period of up to seven years. Under the terms of each master lease agreement (the form of which is being filed herewith), the Operating Trust will receive a specified contractual base rent payment from R&B for each property subject to a master lease, which will be adjusted annually by the percentage change in the average same-store net operating income growth for other properties we own in the market designated as the comparison market for such property in accordance with the terms of the master lease.

      In accordance with the terms of the Master Agreement, we have extended the period for certain of the properties during which we may complete certain confirmatory on-site physical and environmental due diligence, lease audits and other due diligence review with respect to those properties until May 29, 2005 (the “Due Diligence Period”). During this extended period, we may terminate the Master Agreement with respect to any or all of the properties as to which the Due Diligence Period was extended in accordance with the terms specified in the Master Agreement. In addition, the Master Agreement is subject to various closing conditions. The acquisition of each property is also subject to the requisite approval of the investors in the related Property Partnership. The acquisition of all of the properties need not close on the same day.

      If we acquire all 30 properties, the aggregate value of the acquisition will be approximately $1.4 billion. The Operating Trust expects to pay for this acquisition with cash, assumed debt, issuance of unsecured debt, proceeds from asset sales and issuance of units of the Operating Trust. The Property Partnerships must notify us of the aggregate dollar value of the units each wishes to receive by the expiration of the extended Due Diligence Period. The value of a unit will be determined based on the average of the high price and low price of a Trust common share for the ten trading days ending on the date that is five trading days immediately preceding the date of the first closing on the acquisition of a property. In no event will the value of a common share be less than $32.98 or greater than $35.98.

      In addition, pursuant to Section 7.4 of the Master Agreement, we have also agreed to acquire an additional $175 million of apartment communities from partnerships affiliated with the Property Partnerships. The $175 million portfolio is encumbered by approximately $141 million of secured debt with a current effective interest rate of 3.4%, which we will assume upon closing. The remainder of the purchase price will be funded with either cash or the issuance of units of the Operating Trust, at the selling property partnership’s election. The incremental portfolio acquisition is subject to completion of our due diligence review and the same closing conditions that apply to the balance of the portfolio.

      Including the incremental $175 million additional portfolio acquisition, we expect to acquire a total of up to 37 communities representing 13,347 units, for a total purchase price of approximately $1.575 billion from the Property Partnerships. Approximately 77% of the total portfolio is located in our core markets.

      The closing of the $1.4 billion portfolio is expected to occur not later than sixty days following the end of the Due Diligence Period, subject to extension in accordance with the terms of the Master Agreement, with the incremental $175 million portfolio expected to close 30-60 days later. At the closing, if applicable to any specific property acquisition, we expect to also enter into a contribution agreement, registration rights agreement and tax agreement.

      The foregoing description is qualified in its entirety by reference to the text of the Master Agreement, a copy of which is filed as exhibit 2.1 to this Current Report on Form 8-K, and the form of Master Lease, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K.

      In addition to historical information, this Current Report on Form 8-K contains forward-looking information under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which we operate, management’s beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. While we believe that the assumptions underlying the forward-looking statements are reasonable, such statements are necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and beyond the control of management. As a result, forward looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual results may differ materially from what is expressed or forecasted in this Current Report on Form 8-K. See “Item .1 Business – Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004 for certain factors which could affect our future performance.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit 2.1	Master Agreement by and among Archstone-Smith Trust, a Maryland real estate investment trust, Archstone-Smith Operating Trust, a Maryland real estate investment trust, R&B Realty Group, a California limited partnership and the Property Partnerships identified on the signature pages thereto dated as of February 28, 2005 (the “Master Agreement”).

Exhibit 10.1	Form of Master Lease to be entered into with respect to certain of the properties acquired.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST
	By:	/s/ Thomas S. Reif
Dated: May 3, 2005		Name:	Thomas S. Reif
		Title:	Group Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Master Agreement by and among Archstone-Smith Trust, a Maryland real estate investment trust, Archstone-Smith Operating Trust, a Maryland real estate investment trust, R&B Realty Group, a California limited partnership and the Property Partnerships identified on the signature pages thereto dated as of February 28, 2005 (the “Master Agreement”).

Exhibit 10.1	Form of Master Lease to be entered into with respect to certain of the properties acquired.